EXHIBIT 99.1

Flushing Financial Corporation Reports

4Q20 GAAP EPS of $0.11 and 2020 GAAP EPS of $1.18

4Q20 Core EPS of $0.58 and 2020 Core EPS of $1.70

Third Consecutive Quarter of Record Net Interest Income

FOURTH QUARTER 2020 HIGHLIGHTS1

●	GAAP diluted EPS of $0.11, compared to $0.50 in 3Q20 and $0.45 in 4Q19
●	Core diluted EPS of $0.58 compared to $0.56 in 3Q20 and $0.41 in 4Q19
●	GAAP ROAA and ROAE were 0.18% and 2.27% in 4Q20 compared to 0.73% and 9.11% in 4Q19, respectively
●	Core ROAA and ROAE were 0.92% and 11.67% in 4Q20 compared to 0.67% and 8.36% in 4Q19, respectively
●	Record net interest income of $55.7 million, up 11.6% QoQ and 35.3% YoY, while core net interest income was $54.7, up 10.1% QoQ and 36.3% YoY
●	Net interest margin of 3.08%, up 8 bps QoQ and 60 bps YoY and core net interest margin of 2.97%, up 8 bps QoQ and 64 bps YoY
●	Average loans were $6.4 billion, up 8.0% QoQ and 11.3% YoY while average deposits of $4.7 billion improved 8.2% QoQ and 4.0% YoY
●	Loan pipeline remained strong at $354.6 million, up 9.3% from $324.5 million a year ago
●	Provision for credit losses (excluding Day 1 impact from Empire Bancorp transaction) of $2.0 million exceed net charge-offs of $0.6 million in 4Q20
●	NPAs of $21.1 million were down 15.0% from $24.8 million in 3Q20
●	Loans in forbearance declined 56.9% in 4Q20 and were 5.4% of total loans and only 3.2% of loans excluding interest only forbearance loans

UNIONDALE, N.Y., January 28, 2021 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (NASDAQ-GS:  FFIC) the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the fourth quarter and full year ended December 31, 2020.

John R. Buran, President and Chief Executive Officer stated, “While 2020 was an unprecedented year in many ways, I am proud of how our employees continued to serve customers and help communities throughout the COVID-19 pandemic. It is through their efforts that our Company was able to persevere and post strong results. We achieved three consecutive quarters of record net interest income. We reduced loans in forbearance by 76% from their peak. We closed the Empire acquisition this quarter and within three weeks completed the conversion of all customers onto our systems. As we enter 2021 we are a stronger more resilient Company with greater scale, a better margin and improved mobile and lending capabilities through enhanced fintech relationships.”

Mr. Buran continued, “Our core NIM improvement of 8 bps during the quarter was driven by reducing cost of funds by 12 bps with a minimal decrease in the yield on interest-earning assets. While we see additional opportunities to reduce our cost of deposits with $342 million of CDs maturing in 1Q21 with a weighted average rate of 1.23% compared to a current one year CD rate of 0.55%, pricing on new loans has shifted lower. Loan growth rebounded this quarter, rising 4% year over year and 5% (annualized) from third quarter, excluding the Empire transaction. We reported fourth quarter GAAP EPS of $0.11, which included various charges from the Empire transaction, our previously announced balance sheet restructuring, and other adjustments totaling $0.47 per share. Adjusting for these items, core fourth quarter EPS was $0.58, up 42% year over year. The Empire integration is proceeding consistent with our expectations and we are on track to achieve our 20% earnings accretion target for 2021.”

“We continue to actively monitor our credit portfolio and work with our customers during these difficult times. We remain comfortable with our credit exposure given the loan to value of 38% on our real estate dependent loans and the fact that 41% of our loans on forbearance have already begun to pay interest and escrow. Loans in forbearance fell 57% to $364 million in the fourth quarter from $846 million in 3Q20 and the loans that exited forbearance are performing in line with expectations. Criticized and classified assets rose $29 million as the Empire acquisition added $15 million. We continue to actively monitor our portfolio and work with customers during these difficult times. Flushing Bank has a history of superior credit quality through many cycles and losses have never been more than 64 bps. We do not see a reason why this would change in this economic cycle.”

“We are an active participant in the second offering of the PPP program through our continued partnership with a fintech company. From January 19th through January 22, 2021, we processed 434 applications totaling $115 million. We remain committed to helping our customers in this difficult period.”

Mr. Buran concluded, “While 2020 was a challenging year for our customers, communities and employees, it also was a significant period for the Company as we upgraded our mobile banking capabilities in March, closed the Empire transaction on October 31st, and completed the systems conversion while adopting to a new work environment. I am pleased with how we performed on our strategic objectives and look forward to 2021.”

Summary of Strategic Objectives

●	Manage cost of funds and continue to improve funding mix
●	Resume historical loan growth while achieving appropriate risk adjusted returns
●	Enhance core earnings power by improving scalability and efficiency
●	Manage credit risk
●	Remain well capitalized

Earnings Summary:

Net Interest Income

Net interest income for 4Q20 was $55.7 million, an increase 35.3% YoY and 11.6% QoQ (Empire contributed $4.2 million to growth).

●	Net interest margin of 3.08%, increased 60 bps YoY and 8 bps QoQ
o	Net purchase accounting accretion was not meaningful in 4Q20 and is expected to add less than $1 million to net interest income in 1Q21
●	Yield on average interest-earning assets of 3.82%, decreased 39 bps YoY, and 2 bps QoQ
●	Cost of average interest-bearing liabilities of 0.86%, decreased 110 bps YoY and 12 bps QoQ, driven primarily by the decline in the costs of deposits to 0.47% in 4Q20, down 124 bps YoY and 10 bps QoQ
●	Average interest-earning assets of $7.2 billion, increased 8.5% in both YoY and QoQ largely from Empire
●	Prepayment penalty income from loans and securities, net recoveries of interest from non-accrual loans, net gains (losses) from fair value adjustments on qualifying hedges, and purchase accounting accretion totaled $2.1 million (11 bps) in 4Q20, $1.7 million (11 bps) in 3Q20 and $2.4 million (15 bps) in 4Q19. Excluding these items, the net interest margin was 2.97% in 4Q20, an increase of 64 bps YoY and 8 bps QoQ

Provision for Credit Losses

The Company recorded a provision for credit losses of $3.9 million in 4Q20, compared to $2.5 million in 3Q20 and $(0.3) million in 4Q19.

●	4Q20 provision for credit losses was driven by $1.8 million of Day 1 impact of the Empire transaction ($0.05 per share, net of tax) in addition to required provision of $2.0 million resulting from the economic environment
●	Net charge-offs of $0.6 million in 4Q20 and $0.8 million in 3Q20 were significantly below quarterly provisions for credit losses

Non-interest Income

Non-interest income for 4Q20 was $(1.2) million compared to $1.4 million in 3Q20 and $5.0 million in 4Q19.

●	Non-interest income included net gains (losses) from fair value adjustments of $(4.1) million ($(0.11) per share, net of tax) in 4Q20, $(2.2) million ($(0.06) per share, net of tax) in 3Q20 and $0.8 million ($0.02 per share, net of tax) in 4Q19, respectively
●	Losses on the sale of investment securities with a par value of $89.5 million were $0.6 million ($0.02 per share, net of tax) in 4Q20
●	Life insurance proceeds were $419,000 ($0.01 per share) in 4Q19
●	Absent all above items, non-interest income was $3.6 million in 4Q20, down 6.7% YoY and flat QoQ

Non-interest Expense

Non-interest expense for 4Q20 was $46.8 million, compared to $30.0 million in 3Q20 and $29.6 million in 4Q19.

●	4Q20 non-interest expense includes $5.3 million pre-tax merger charges ($0.14 per share, net of tax) and $7.8 million pre-tax debt prepayment penalties ($0.20 per share, net of tax). 3Q20 non-interest expense includes $0.4 million of merger charges ($0.01 per share, net of tax) while 4Q19 includes $1.1 million of merger charges ($0.03 per share, net of tax)
●	Excluding the above items, core operating expenses were $33.5 million, up 17.4% YoY and 13.4% QoQ; Empire contributed $1.7 million
●	The ratio of core operating expense to average assets was 1.74% in 4Q20, 1.67% in 3Q20 and 1.62% in 4Q19
●	Excluding the notable items in net interest income, non-interest income and non-interest expense, the adjusted efficiency ratio was 57.6% in 4Q20 compared to 55.4% in 3Q20 and 65.0% in 4Q19

Provision for Income Taxes

The provision for income taxes was $0.4 million in 4Q20, versus $4.5 million in 3Q20 and $4.0 million in 4Q19.

●	Pre-tax income declined to $3.9 million in 4Q20 compared to $18.8 million in 3Q20 and $16.9 million in 4Q19
●	The effective tax rates were 10.8% in 4Q20, 23.9% in 3Q20, and 23.4% in 4Q19

Financial Condition Summary:

Loans:

●	Net loans held for investment were $6.7 billion reflecting an increase of 15.8% (3.9% excluding Empire) from December 31, 2019, as we continue to focus on the origination of full banking relationship loans through C&I loans, multi-family loans and commercial real estate
●	SBA Paycheck Protection Program (“PPP”) loans were $151.9 million in 4Q20 compared to $111.6 million in 3Q20, with the increase largely due to Empire
●	Loan closings of commercial business loans, multi-family loans and commercial real estate totaled $290.5 million for 4Q20, or 91.9% of loan production
●	Loan pipeline was $354.6 million at December 31, 2020, compared to $324.5 million a year ago

The following table shows the weighted average rate received from loan closings for the periods indicated:

	For the three months ended
	December 31,	September 30,	December 31,
Loan type	2020	2020	2019
Mortgage loans	3.47%	3.56%	3.97%
Non-mortgage loans	3.37%	2.81%	4.68%
Total loans	3.41%	3.16%	4.19%

Excluding PPP loans	3.41%	3.45%	4.19%

Credit Quality:

●	Non-performing loans totaled $21.1 million, an increase of $7.8 million ($0.6 million from Empire), or 58.9%, from $13.3 million at December 31, 2019, but down $3.7 million QoQ
●	Non-performing assets totaled $21.1 million, an increase of $7.6 million ($0.6 million from Empire), or 56.0%, from $13.5 million at December 31, 2019, but down $3.7 million QoQ
●	Criticized and classified assets totaled $71.6 million compared to $38.0 million at December 31, 2019; increase in criticized and classified assets was largely due to $14.6 million from Empire and $7.7 million from one CRE relationship
●	Loans classified as troubled debt restructured (TDR) totaled $15.7 million versus $6.5 million at December 31, 2019 primarily driven by one hotel loan

●	Active COVID-19 forbearances at December 31, 2020 totaled 134 loans with a principal balance of $364.4 million at the time of modification, a decrease from the peak of $1.5 billion; total deferment of $23.6 million in principal, interest and escrow; of the total forbearance loans, approximately 40% are making interest payments
●	Over 86% of gross loans are collateralized by real estate
●	The loan-to-value ratio on portfolio of real estate dependent loans as of December 31, 2020 totaled 38.0%
●	Allowance for credit losses were 0.67% of loans in 4Q20 compared to 0.38% a year ago; Empire had a minimal impact on this ratio

Capital Management:

●	Book value per common share was $20.11 at December 31, 2020, compared to $20.59 at December 31, 2019 and tangible book value per common share, a non-GAAP measure, was $19.45 at December 31, 2020, compared to $20.02 at December 31, 2019
●	The Company paid a dividend of $0.21 per share in 4Q20 and did not repurchase any shares in the quarter; up to 284,806 shares remained subject to repurchase under the authorized stock repurchase program, which has no expiration or maximum dollar limit
●	Tangible common equity to tangible assets was 7.52% in 4Q20 compared to 8.05% a year ago
●	The Company and the Bank remain well capitalized under all applicable regulatory requirements
●	The leverage ratio was 8.38% in 4Q20 versus 8.73% in 4Q19

Conference Call Information:

●	John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host a conference call on Friday, January 29, 2021 at 9:30 AM (ET) to discuss the Company’s strategy and results for the fourth quarter
●	Dial-in for Live Call: 1-877-509-5836
●	Webcast: https://services.choruscall.com/links/ffic210129.html
●	Dial-in for Replay: 1-877-344-7529
●	Replay Access Code: 10150602
●	The conference call will be simultaneously webcast and archived through January 29, 2022

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and on Long Island. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, an eco-friendly, healthier lifestyle community brand.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in other documents filed by the Company with the Securities and Exchange Commission from time to time, as well as the possibility that the proposed expected benefits of the Empire merger may not materialize in the timeframe expected or at all, or may be more costly to achieve. These proposed risks, as well as other risks associated with the transaction, are more fully discussed in the proxy statement/prospectus that is included in the registration statement on Form S-4 filed with the SEC in connection with the transaction, as amended and supplemented from time to time.   Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

- Statistical Tables Follow -

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

(Unaudited)

	For the three months ended			For the year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Interest and Dividend Income
Interest and fees on loans	$66,120	$60,367	$64,316	$248,153	$251,744
Interest and dividends on securities:
Interest	2,813	3,525	5,528	15,776	25,535
Dividends	8	9	17	43	73
Other interest income	30	13	318	355	1,604
Total interest and dividend income	68,971	63,914	70,179	264,327	278,956

Interest Expense
Deposits	6,470	7,093	21,517	42,312	88,057
Other interest expense	6,769	6,897	7,483	26,816	28,959
Total interest expense	13,239	13,990	29,000	69,128	117,016

Net Interest Income	55,732	49,924	41,179	195,199	161,940
Provision for credit losses	3,862	2,470	(318)	23,129	2,811
Net Interest Income After Provision for Credit Losses	51,870	47,454	41,497	172,070	159,129

Non-interest Income
Banking services fee income	1,442	1,316	844	4,500	3,723
Net loss on sale of securities	(610)	—	—	(701)	(15)
Net gain on sale of loans	6	—	489	48	870
Net gain on sale of assets	—	—	—	—	770
Net gain (loss) from fair value adjustments	(4,129)	(2,225)	807	(2,142)	(5,353)
Federal Home Loan Bank of New York stock dividends	734	874	1,026	3,453	3,589
Life insurance proceeds	—	—	419	659	462
Bank owned life insurance	1,016	923	984	3,814	3,534
Other income	360	463	469	1,412	1,891
Total non-interest income (loss)	(1,181)	1,351	5,038	11,043	9,471

Non-interest Expense
Salaries and employee benefits	22,089	17,335	17,470	74,228	67,765
Occupancy and equipment	3,446	3,021	2,950	12,134	11,328
Professional services	2,463	2,064	2,120	9,374	8,358
FDIC deposit insurance	562	727	306	2,676	869
Data processing	3,411	1,668	1,476	8,586	5,878
Depreciation and amortization	1,579	1,542	1,476	6,212	5,930
Other real estate owned/foreclosure expense	95	240	59	216	204
Net loss from sales of real estate owned	—	5	—	36	—
Prepayment Penalty on Borrowings	7,834	—	—	7,834	—
Other operating expenses	5,332	3,383	3,790	16,635	14,937
Total non-interest expense	46,811	29,985	29,647	137,931	115,269

Income Before Income Taxes	3,878	18,820	16,888	45,182	53,331

Provision for Income Taxes
Federal	533	3,359	3,058	9,188	10,439
State and local	(116)	1,130	899	1,320	1,613
Total taxes	417	4,489	3,957	10,508	12,052

Net Income	$3,461	$14,331	$12,931	$34,674	$41,279

Basic earnings per common share	$0.11	$0.50	$0.45	$1.18	$1.44
Diluted earnings per common share	$0.11	$0.50	$0.45	$1.18	$1.44
Dividends per common share	$0.21	$0.21	$0.21	$0.84	$0.84

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per share data)

(Unaudited)

	December 31,	September 30,	December 31,
	2020	2020	2019
ASSETS
Cash and due from banks	$157,388	$75,560	$49,787
Securities held-to-maturity:
Mortgage-backed securities	7,914	7,919	7,934
Other securities	49,918	50,252	50,954
Securities available for sale:
Mortgage-backed securities	404,460	386,235	523,849
Other securities	243,514	234,721	248,651
Loans:
Multi-family residential	2,533,952	2,252,757	2,238,591
Commercial real estate	1,754,754	1,636,659	1,582,008
One-to-four family ― mixed-use property	602,981	585,159	592,471
One-to-four family ― residential	245,211	191,011	188,216
Co-operative apartments	8,051	8,132	8,663
Construction	83,322	63,567	67,754
Small Business Administration	167,376	124,649	14,445
Taxi medallion	2,757	2,317	3,309
Commercial business and other	1,303,225	1,063,429	1,061,478
Net unamortized premiums and unearned loan fees	3,045	13,718	15,271
Allowance for loan losses	(45,153)	(38,343)	(21,751)
Net loans	6,659,521	5,903,055	5,750,455
Interest and dividends receivable	44,041	36,068	25,722
Bank premises and equipment, net	28,179	25,766	28,676
Federal Home Loan Bank of New York stock	43,439	57,119	56,921
Bank owned life insurance	181,710	158,701	157,713
Goodwill	17,636	16,127	16,127
Other real estate owned, net	—	—	239
Core deposit intangibles	3,172	—	—
Right of use asset	50,743	42,326	41,254
Other assets	84,759	69,207	59,494
Total assets	$7,976,394	$7,063,056	$7,017,776

LIABILITIES
Due to depositors:
Non-interest bearing	$778,672	$607,954	$435,072
Certificate of deposit accounts	1,138,361	1,051,644	1,437,890
Savings accounts	168,183	160,294	191,485
Money market accounts	1,682,345	1,381,552	1,592,011
NOW accounts	2,323,172	1,704,915	1,365,591
Total deposits	6,090,733	4,906,359	5,022,049
Mortgagors' escrow deposits	45,622	57,136	44,375
Borrowed funds	1,020,895	1,323,975	1,237,231
Operating lease liability	59,100	49,737	49,367
Other liabilities	141,047	139,443	85,082
Total liabilities	7,357,397	6,476,650	6,438,104

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	—	—	—
Common stock ($0.01 par value; 100,000,000 shares authorized; 34,087,623 shares issued at December 31, 2020, and 31,530,595 shares issued each at September 30, 2020 and December 31, 2019; 30,775,854 shares, 28,218,427 shares and 28,157,206 shares outstanding at December 31, 2020, September 30, 2020 and December 31, 2019, respectively)	341	315	315
Additional paid-in capital	261,533	227,877	226,691
Treasury stock (3,311,769 shares, 3,312,168 shares and 3,373,389 shares at December 31, 2020, September 30, 2020 and December 31, 2019, respectively)	(69,400)	(69,409)	(71,487)
Retained earnings	442,789	445,931	433,960
Accumulated other comprehensive loss, net of taxes	(16,266)	(18,308)	(9,807)
Total stockholders' equity	618,997	586,406	579,672

Total liabilities and stockholders' equity	$7,976,394	$7,063,056	$7,017,776

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except per share data)

(Unaudited)

	At or for the three months ended						At or for the year ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2020		2020		2019		2020		2019
Per Share Data
Basic earnings per share	$0.11		$0.50		$0.45		$1.18		$1.44
Diluted earnings per share	$0.11		$0.50		$0.45		$1.18		$1.44
Average number of shares outstanding for:
Basic earnings per common share computation	30,602,974		28,873,606		28,723,077		29,301,495		28,709,106
Diluted earnings per common share computation	30,602,974		28,873,606		28,723,077		29,301,495		28,709,109
Shares outstanding	30,775,854		28,218,427		28,157,206		30,775,854		28,157,206
Book value per common share (1)	$20.11		$20.78		$20.59		$20.11		$20.59
Tangible book value per common share (2)	$19.45		$20.22		$20.02		$19.45		$20.02

Stockholders' Equity
Stockholders' equity	$618,997		$586,406		$579,672		$618,997		$579,672
Tangible stockholders' equity	598,476		570,571		563,837		598,476		563,837

Average Balances
Total loans, net	$6,375,516		$5,904,051		$5,726,635		$6,005,947		$5,621,033
Total interest-earning assets	7,243,472		6,675,896		6,677,325		6,862,798		6,582,473
Total assets	7,705,407		7,083,028		7,057,094		7,276,022		6,947,881
Total due to depositors	4,708,760		4,353,560		4,527,645		4,509,206		4,535,292
Total interest-bearing liabilities	6,169,574		5,731,899		5,912,284		5,941,594		5,856,953
Stockholders' equity	609,463		576,512		567,461		580,067		561,289

Performance Ratios (3)
Return on average assets	0.18%		0.81%		0.73%		0.48%		0.59%
Return on average equity	2.27		9.94		9.11		5.98		7.35
Yield on average interest-earning assets (4)	3.82		3.84		4.21		3.86		4.25
Cost of average interest-bearing liabilities	0.86		0.98		1.96		1.16		2.00
Cost of funds	0.77		0.89		1.83		1.06		1.87
Net interest rate spread during period (4)	2.96		2.86		2.25		2.70		2.25
Net interest margin (4)	3.08		3.00		2.48		2.85		2.47
Non-interest expense to average assets	2.43		1.69		1.68		1.90		1.66
Efficiency ratio (5)	57.56		55.37		65.00		58.69		63.89
Average interest-earning assets to average interest-bearing liabilities	1.17	X	1.16	X	1.12	X	1.16	X	1.13	X

(1) Calculated by dividing stockholders’ equity by shares outstanding.

(2) Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure, by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.

(3) Ratios are presented on an annualized basis, where appropriate.

(4) Yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented.

(5) Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding accelerated employee benefits upon officer’s death, merger expense, OREO expense, prepayment penalty on borrowings and the net gain/loss from the sale of OREO) by the total of net interest income (excluding net gains and losses from fair value adjustments on qualifying hedges) and non-interest income (excluding life insurance proceeds, net gains and losses from the sale of securities and fair value adjustments). Additionally, it excludes purchase accounting adjustments.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands)

(Unaudited)

	At or for the year	At or for the year
	ended	ended
	December 31, 2020	December 31, 2019

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$662,987	$615,500
Common equity Tier 1 capital	621,247	572,651
Total risk-based capital	794,034	712,251

Tier 1 leverage capital (well capitalized = 5%)	8.38%	8.73%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	9.87	10.95
Tier 1 risk-based capital (well capitalized = 8.0%)	10.54	11.77
Total risk-based capital (well capitalized = 10.0%)	12.62	13.62

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$733,010	$680,749
Common equity Tier 1 capital	733,010	680,749
Total risk-based capital	773,807	702,500

Tier 1 leverage capital (well capitalized = 5%)	9.27%	9.65%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	11.64	13.02
Tier 1 risk-based capital (well capitalized = 8.0%)	11.64	13.02
Total risk-based capital (well capitalized = 10.0%)	12.29	13.43

Capital ratios:
Average equity to average assets	7.97%	8.08%
Equity to total assets	7.76	8.26
Tangible common equity to tangible assets (1)	7.52	8.05

Asset quality:
Non-accrual loans (2)	$18,325	$12,813
Non-performing loans	21,073	13,258
Non-performing assets	21,108	13,532
Net charge-offs	3,639	2,005

Asset quality ratios:
Non-performing loans to gross loans	0.31%	0.23%
Non-performing assets to total assets	0.26	0.19
Allowance for loan losses to gross loans	0.67	0.38
Allowance for loan losses to non-performing assets	213.91	160.73
Allowance for loan losses to non-performing loans	214.27	164.05

Full-service customer facilities	25	20

(1) See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.

(2) Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in thousands)

(Unaudited)

	For the three months ended
	December 31, 2020				September 30, 2020				December 31, 2019
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost

Interest-earning Assets:
Mortgage loans, net	$5,010,097	$53,777	4.29%		$4,721,742	$49,814	4.22%		$4,628,854	$51,927	4.49%
Other loans, net	1,365,419	12,343	3.62		1,182,309	10,553	3.57		1,097,781	12,389	4.51
Total loans, net (1) (2)	6,375,516	66,120	4.15		5,904,051	60,367	4.09		5,726,635	64,316	4.49
Taxable securities:
Mortgage-backed securities	413,875	1,435	1.39		413,902	1,928	1.86		555,023	3,230	2.33
Other securities	266,663	957	1.44		243,754	1,166	1.91		244,075	1,774	2.91
Total taxable securities	680,538	2,392	1.41		657,656	3,094	1.88		799,098	5,004	2.50
Tax-exempt securities: (3)
Other securities	50,768	543	4.28		51,652	557	4.31		63,825	685	4.29
Total tax-exempt securities	50,768	543	4.28		51,652	557	4.31		63,825	685	4.29
Interest-earning deposits and federal funds sold	136,650	30	0.09		62,537	13	0.08		87,767	318	1.45
Total interest-earning assets	7,243,472	69,085	3.82		6,675,896	64,031	3.84		6,677,325	70,323	4.21
Other assets	461,935				407,132				379,769
Total assets	$7,705,407				$7,083,028				$7,057,094

Interest-bearing Liabilities:
Deposits:
Savings accounts	$163,382	75	0.18		$160,100	65	0.16		$192,818	325	0.67
NOW accounts	1,924,840	1,320	0.27		1,625,109	1,242	0.31		1,362,151	5,227	1.53
Money market accounts	1,507,245	2,010	0.53		1,461,996	2,108	0.58		1,456,676	7,165	1.97
Certificate of deposit accounts	1,113,293	3,065	1.10		1,106,355	3,700	1.34		1,516,000	8,752	2.31
Total due to depositors	4,708,760	6,470	0.55		4,353,560	7,115	0.65		4,527,645	21,469	1.90
Mortgagors' escrow accounts	75,005	—	—		55,868	(22)	(0.16)		74,751	48	0.26
Total interest-bearing deposits	4,783,765	6,470	0.54		4,409,428	7,093	0.64		4,602,396	21,517	1.87
Borrowings	1,385,809	6,769	1.95		1,322,471	6,897	2.09		1,309,888	7,483	2.29
Total interest-bearing liabilities	6,169,574	13,239	0.86		5,731,899	13,990	0.98		5,912,284	29,000	1.96
Non interest-bearing demand deposits	731,170				589,674				435,241
Other liabilities	195,200				184,943				142,108
Total liabilities	7,095,944				6,506,516				6,489,633
Equity	609,463				576,512				567,461
Total liabilities and equity	$7,705,407				$7,083,028				$7,057,094

Net interest income / net interest rate spread (tax equivalent) (3)		$55,846	2.96%			$50,041	2.86%			$41,323	2.25%

Net interest-earning assets / net interest margin (tax equivalent)	$1,073,898		3.08%		$943,997		3.00%		$765,041		2.48%

Ratio of interest-earning assets to interest-bearing liabilities			1.17	X			1.16	X			1.13	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.9 million, $0.8 million and $0.3 million for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively.

(2) Loan interest income includes net gains from fair value adjustments on qualifying hedges of $1.0 million, $0.2 million and $1.0 million for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively.

(3) Interest and yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented totaling $0.1 million in each period. Additionally, net interest income includes purchase accounting adjustments from Empire transaction for the three months ended December 31, 2020.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in thousands)

(Unaudited)

	For the year ended
	December 31, 2020				December 31, 2019
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,798,232	$202,722	4.22%		$4,609,439	$203,440	4.41%
Other loans, net	1,207,715	45,431	3.76		1,011,594	48,304	4.78
Total loans, net (1) (2)	6,005,947	248,153	4.13		5,621,033	251,744	4.48
Taxable securities:
Mortgage-backed securities	450,065	8,730	1.94		572,223	15,468	2.70
Other securities	249,533	5,178	2.08		243,324	8,102	3.33
Total taxable securities	699,598	13,908	1.99		815,547	23,570	2.89
Tax-exempt securities: (3)
Other securities	56,530	2,419	4.28		60,971	2,580	4.23
Total tax-exempt securities	56,530	2,419	4.28		60,971	2,580	4.23
Interest-earning deposits and federal funds sold	100,723	355	0.35		84,922	1,604	1.89
Total interest-earning assets	6,862,798	264,835	3.86		6,582,473	279,498	4.25
Other assets	413,224				365,408
Total assets	$7,276,022				$6,947,881

Interest-bearing Liabilities:
Deposits:
Savings accounts	$176,443	495	0.28		$198,374	1,378	0.69
NOW accounts	1,603,402	9,309	0.58		1,434,440	23,553	1.64
Money market accounts	1,561,496	14,368	0.92		1,370,038	27,819	2.03
Certificate of deposit accounts	1,167,865	18,096	1.55		1,532,440	35,078	2.29
Total due to depositors	4,509,206	42,268	0.94		4,535,292	87,828	1.94
Mortgagors' escrow accounts	70,829	44	0.06		70,209	229	0.33
Total interest-bearing deposits	4,580,035	42,312	0.92		4,605,501	88,057	1.91
Borrowings	1,361,559	26,816	1.97		1,251,452	28,959	2.31
Total interest-bearing liabilities	5,941,594	69,128	1.16		5,856,953	117,016	2.00
Non interest-bearing demand deposits	583,235				407,450
Other liabilities	171,126				122,189
Total liabilities	6,695,955				6,386,592
Equity	580,067				561,289
Total liabilities and equity	$7,276,022				$6,947,881

Net interest income / net interest rate spread (tax equivalent) (3)		$195,707	2.70%			$162,482	2.25%
Net interest-earning assets / net interest margin (tax equivalent)	$921,204		2.85%		$725,520		2.47%
Ratio of interest-earning assets to interest-bearing liabilities			1.16	X			1.12	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $2.3 million and $2.0 million for the year ended December 31, 2020 and 2019, respectively.

(2) Loan interest income includes net losses from fair value adjustments on qualifying hedges of $1.2 million and $1.7 million for the year ended December 31, 2020 and 2019, respectively.

(3) Interest and yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented totaling $0.5 million for each of the year ended December 31, 2020 and 2019. Additionally, net interest income includes purchase accounting adjustments from Empire transaction for the year ended December 31, 2020.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

DEPOSIT COMPOSITION

(Unaudited)

					December 2020 vs.		December 2020 vs.
	December 31,	September 30,	June 30,	March 31,	September 2020	December 31,	December 2019
(Dollars in thousands)	2020	2020	2020	2020	% Change	2019	% Change
Deposits
Non-interest bearing	$778,672	$607,954	$581,881	$489,198	28.1%	$435,072	79.0%
Interest bearing:
Certificate of deposit accounts	1,138,361	1,051,644	1,135,977	1,172,381	8.2%	1,437,890	(20.8)%
Savings accounts	168,183	160,294	184,895	192,192	4.9%	191,485	(12.2)%
Money market accounts	1,682,345	1,381,552	1,474,880	1,597,109	21.8%	1,592,011	5.7%
NOW accounts	2,323,172	1,704,915	1,672,241	1,377,555	36.3%	1,365,591	70.1%
Total interest-bearing deposits	5,312,061	4,298,405	4,467,993	4,339,237	23.6%	4,586,977	15.8%

Total deposits	$6,090,733	$4,906,359	$5,049,874	$4,828,435	24.1%	$5,022,049	21.3%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

LOANS

(Unaudited)

Loan Closings

	For the three months ended			For the year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2020	2020	2019	2020	2019
Multi-family residential	$52,024	$33,733	$104,310	$212,729	$247,607
Commercial real estate	57,634	26,644	55,047	191,852	178,336
One-to-four family – mixed-use property	9,692	3,867	18,653	35,131	66,128
One-to-four family – residential	8,422	2,296	5,833	21,805	25,024
Co-operative apartments	—	—	—	704	2,117
Construction	6,869	5,420	3,542	21,859	33,919
Small Business Administration (1)	598	18,456	721	112,352	3,426
Commercial business and other	180,830	65,160	81,630	407,725	605,743
Total	$316,069	$155,576	$269,736	$1,004,157	$1,162,300

(1) Includes $18.4 million of PPP closings for the three months ended September 30, 2020. Includes $111.6 million of PPP closings for the year ended December 31, 2020.

Loan Composition

					December 2020 vs.		December 2020 vs.
	December 31,	September 30,	June 30,	March 31,	September 2020	December 31,	December 2019
(Dollars in thousands)	2020	2020	2020	2020	% Change	2019	% Change
Loans held for investment:
Multi-family residential	$2,533,952	$2,252,757	$2,285,555	$2,272,343	12.5%	$2,238,591	13.2%
Commercial real estate	1,754,754	1,636,659	1,646,085	1,664,934	7.2%	1,582,008	10.9%
One-to-four family ― mixed-use property	602,981	585,159	591,347	592,109	3.0%	592,471	1.8%
One-to-four family ― residential	245,211	191,011	184,741	189,774	28.4%	188,216	30.3%
Co-operative apartments	8,051	8,132	8,423	8,493	(1.0)%	8,663	(7.1)%
Construction	83,322	63,567	69,433	66,727	31.1%	67,754	23.0%
Small Business Administration (1)	167,376	124,649	106,813	14,076	34.3%	14,445	1,058.7%
Taxi medallion	2,757	2,317	3,269	3,281	19.0%	3,309	(16.7)%
Commercial business and other	1,303,225	1,063,429	1,073,623	1,104,967	22.5%	1,061,478	22.8%
Net unamortized premiums and unearned loan fees (2)	3,045	13,718	13,986	15,384	(77.8)%	15,271	(80.1)%
Allowance for loan losses	(45,153)	(38,343)	(36,710)	(28,098)	17.8%	(21,751)	107.6%
Net loans	$6,659,521	$5,903,055	$5,946,565	$5,903,990	12.8%	$5,750,455	15.8%

(1) Includes $151.9 million, $111.6 million and $93.2 million of PPP loans at December 31, 2020 September 30, 2020 and June 30, 2020, respectively.

(2) Includes $11.3 million of purchase accounting unamortized discount resulting from the acquisition of Empire Bancorp.

Net Loans Activity

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2020	2020	2020	2020	2019
Loans originated and purchased	$316,069	$155,576	$233,797	$298,715	$269,736
Loans Acquired from Empire Merger	685,404	—	—	—	—
Principal reductions	(226,772)	(196,221)	(180,182)	(137,189)	(255,977)
Loans sold	—	—	—	(498)	(7,129)
Loan charge-offs	(752)	(964)	(1,030)	(1,259)	(95)
Foreclosures	—	—	—	—	—
Net change in deferred fees and costs	(10,673)	(268)	(1,398)	113	(92)
Net change in the allowance for loan losses	(6,810)	(1,633)	(8,612)	(6,347)	284
Total loan activity	$756,466	$(43,510)	$42,575	$153,535	$6,727

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NON-PERFORMING ASSETS and NET CHARGE-OFFS

(Unaudited)

Non-Performing Assets

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2020	2020	2020	2020	2019
Loans 90 Days Or More Past Due and Still Accruing:
Multi-family residential	$201	$—	$—	$—	$445
Commercial real estate	2,547	—	—	—	—
Commercial business and other	—	—	150	—	—
Total	2,748	—	150	—	445

Non-accrual Loans:
Multi-family residential	2,524	2,661	3,688	2,741	2,296
Commercial real estate	1,683	2,657	2,671	8	367
One-to-four family - mixed-use property (1)	1,366	1,366	2,511	607	274
One-to-four family - residential	5,854	6,454	6,412	5,158	5,139
Small Business Administration	1,151	1,151	1,321	1,518	1,151
Taxi medallion(1)	2,317	2,218	1,757	1,761	1,641
Commercial business and other(1)	3,430	8,285	1,678	4,959	1,945
Total	18,325	24,792	20,038	16,752	12,813

Total Non-performing Loans	21,073	24,792	20,188	16,752	13,258

Other Non-performing Assets:
Real estate acquired through foreclosure	—	—	208	208	239
Other asset acquired through foreclosure	35	35	35	35	35
Total	35	35	243	243	274

Total Non-performing Assets	$21,108	$24,827	$20,431	$16,995	$13,532

Non-performing Assets to Total Assets	0.26%	0.35%	0.29%	0.23%	0.19%
Allowance For Loan Losses to Non-performing Loans	214.3%	154.7%	181.8%	167.7%	164.1%

(1) Not included in the above analysis are non-accrual performing TDR one-to-four family mixed use property loans totaling $0.3 million in 4Q20 and 3Q20; non-accrual performing TDR taxi medallion loans totaling $0.4 million in 4Q20, $0.1 million in 3Q20, $1.5 million in 2Q20, $1.5 million in 1Q20, and $1.7 million in 4Q19, and non-accrual performing TDR commercial business loans totaling $2.2 million in 4Q20 and $1.0 million in 3Q20, 2Q20, 1Q20, respectively, and $0.9 million in 4Q19.

Net Charge-Offs (Recoveries)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2020	2020	2020	2020	2019
Multi-family residential	$(11)	$(14)	$(7)	$(6)	$(14)
Commercial real estate	—	—	—	—	(30)
One-to-four family – mixed-use property	—	(60)	3	(78)	119
One-to-four family – residential	(2)	(2)	(3)	(5)	(3)
Small Business Administration	(3)	(47)	165	(7)	(8)
Taxi medallion	124	951	—	—	—
Commercial business and other	538	9	849	1,245	(98)
Total net loan charge-offs (recoveries)	$646	$837	$1,007	$1,149	$(34)

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

FORBEARANCES DETAIL

(Dollars in thousands)

(Unaudited)

	Forbearances (1)		Backed by Mortgages (1)
	Balance	% of Sector	Balance	% of Forbearances	LTV
Higher Risk Segments
Restaurants and Catering Halls	$20,300	23.8%	$18,850	92.9%	33.6%
Hotels	119,794	62.8	119,794	100.0	56.7
Travel and Leisure	38,104	20.9	33,918	89.0	36.4
Retail Services (2)	12,046	8.4	3,169	26.3	36.9
CRE - Shopping Center	7,508	3.0	7,508	100.0	60.5
CRE - Single Tenant	8,010	5.8	8,010	100.0	37.7
CRE - Strip Mall	28,390	9.8	28,390	100.0	56.8
Transportation (2)	8,736	6.0	—	—	—
Contractors (2)	5,198	1.5	3,353	64.5	54.2
Schools and Child Care	13,260	20.3	7,760	58.5	41.9
Subtotal	$261,346	14.2%	$230,752	88.3%	48.3%

Lower Risk Segments	$103,072	2.1%	$99,339	96.4%	37.6%

Total	$364,418	5.4%	$330,091	90.6%	44.5%

(1)	Represents dollar amount granted at modification
(2)	Loans not backed by mortgages are collateralized by equipment

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS

Non-cash Fair Value Adjustments to GAAP Earnings

The variance in GAAP and core earnings is primarily due to the impact of non-cash net gains and losses from fair value adjustments. These fair value adjustments relate primarily to swaps designated to protect against rising rates and borrowing carried at fair value under the fair value option. As the swaps get closer to maturity, the volatility in fair value adjustments will dissipate. In a declining interest rate environment, the movement in the curve exaggerates our mark-to-market loss position. In a rising interest rate environment or a steepening of the yield curve, the loss position would experience an improvement.

Core Diluted EPS, Core ROAE, Core ROAA, Pre-provision Pre-tax Net Revenue, Core Net Interest Income, Core Yield on Total Loans, Core Net Interest Margin and tangible book value per common share are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019

GAAP income before income taxes	$3,878	$18,820	$16,888	$45,182	$53,331

Day 1, Provision for Credit Losses - Empire transaction	1,818	—	—	1,818	—
Net (gain) loss from fair value adjustments	4,129	2,225	(807)	2,142	5,353
Net loss on sale of securities	610	—	—	701	15
Life insurance proceeds	—	—	(419)	(659)	(462)
Net gain on sale of assets	—	—	—	—	(770)
Net (gain) loss from fair value adjustments on qualifying hedges	(1,023)	(230)	(1,039)	1,185	1,678
Accelerated employee benefits upon Officer's death	—	—	—	—	455
Prepayment Penalty on Borrowings	7,834	—	—	7,834	—
Net amortization of purchase accounting adjustments	80	—	—	80	—
Merger expense	5,349	422	1,080	6,894	1,590

Core income before taxes	22,675	21,237	15,703	65,177	61,190

Provision for income taxes for core income	4,891	5,069	3,841	15,428	13,957

Core net income	$17,784	$16,168	$11,862	$49,749	$47,233

GAAP diluted earnings per common share	$0.11	$0.50	$0.45	$1.18	$1.44

Day 1, Provision for Credit Losses - Empire transaction, net of tax	0.05	—	—	0.05	—
Net (gain) loss from fair value adjustments, net of tax	0.11	0.06	(0.02)	0.06	0.14
Net loss on sale of securities, net of tax	0.02	—	—	0.02	—
Life insurance proceeds	—	—	(0.01)	(0.02)	(0.02)
Net gain on sale of assets, net of tax	—	—	—	—	(0.02)
Net (gain) loss from fair value adjustments on qualifying hedges, net of tax	(0.03)	(0.01)	(0.03)	0.03	0.05
Accelerated employee benefits upon Officer's death, net of tax	—	—	—	—	0.01
Prepayment Penalty on Borrowings, net of tax	0.20	—	—	0.20	—
Net amortization of purchase accounting adjustments, net of tax	—	—	—	—	—
Merger expense, net of tax	0.14	0.01	0.03	0.18	0.04

Core diluted earnings per common share(1)	$0.58	$0.56	$0.41	$1.70	$1.65

Core net income, as calculated above	$17,784	$16,168	$11,862	$49,749	$47,233
Average assets	7,705,407	7,083,028	7,057,094	7,276,022	6,947,881
Average equity	609,463	576,512	567,461	580,067	561,289
Core return on average assets(2)	0.92%	0.91%	0.67%	0.68%	0.68%
Core return on average equity(2)	11.67%	11.22%	8.36%	8.58%	8.42%

(1) Core diluted earnings per common share may not foot due to rounding.

(2) Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP REVENUE and PRE-PROVISION

PRE-TAX NET REVENUE

(Dollars in thousands)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019

Net interest income	$55,732	$49,924	$41,179	$195,199	$161,940

Non-interest income	(1,181)	1,351	5,038	11,043	9,471
Non-interest expense	(46,811)	(29,985)	(29,647)	(137,931)	(115,269)

Pre-provision pre-tax net revenue (1)	$7,740	$21,290	$16,570	$68,311	$56,142

(1) Includes non-cash net gains (losses) from fair value adjustments totaling ($3.1) million, ($2.0) million and $1.8 million for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively and ($3.3) million and ($7.0) million for the year ended December 31, 2020 and 2019, respectively.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP NET INTEREST INCOME and NET INTEREST MARGIN

To CORE NET INTEREST INCOME and NET INTEREST MARGIN

(Dollars in thousands)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
GAAP net interest income	$55,732	$49,924	$41,179	$195,199	$161,940
Net (gain) loss from fair value adjustments on qualifying hedges	(1,023)	(230)	(1,039)	1,185	1,678
Net amortization of purchase accounting adjustments	(11)	—	—	(11)	—
Core net interest income	$54,698	$49,694	$40,140	$196,373	$163,618

GAAP interest income on total loans, net	$66,120	$60,367	$64,316	$248,153	$251,744
Net (gain) loss from fair value adjustments on qualifying hedges	(1,023)	(230)	(1,039)	1,185	1,678
Prepayment penalties received on loans	(857)	(1,357)	(926)	(3,669)	(4,548)
Net recoveries of interest from non-accrual loans	(236)	(86)	(428)	(832)	(1,953)
Net amortization of purchase accounting adjustments	(356)	—	—	(356)	—
Core interest income on total loans, net	$63,648	$58,694	$61,923	$244,481	$246,921
Average total loans, net (1)	$6,379,429	$5,904,051	$5,726,635	$6,007,857	$5,621,033
Core yield on total loans	3.99%	3.98%	4.33%	4.07%	4.39%

Net interest income tax equivalent	$55,846	$50,041	$41,323	$195,707	$162,482
Net (gain) loss from fair value adjustments on qualifying hedges	(1,023)	(230)	(1,039)	1,185	1,678
Prepayment penalties received on loans and securities	(857)	(1,432)	(926)	(3,744)	(4,548)
Net recoveries of interest from non-accrual loans	(236)	(86)	(428)	(832)	(1,953)
Net amortization of purchase accounting adjustments	(11)	—	—	(11)
Net interest income used in calculation of Core net interest margin	$53,719	$48,293	$38,930	$192,305	$157,659
Total average interest-earning assets (1)	$7,245,147	$6,675,896	$6,677,325	$6,864,145	$6,582,473
Core net interest margin	2.97%	2.89%	2.33%	2.80%	2.40%

(1) Excludes purchase accounting average balances for three months and year ended December 31, 2020.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CALCULATION OF TANGIBLE STOCKHOLDERS’

COMMON EQUITY to TANGIBLE ASSETS

(Unaudited)

	December 31,	September 30,	December 31,
(Dollars in thousands)	2020	2020	2019
Total Equity	$618,997	$586,406	$579,672
Less:
Goodwill	(17,636)	(16,127)	(16,127)
Core deposit Intangibles	(3,172)	—	—
Intangible deferred tax liabilities	287	292	292
Tangible Stockholders' Common Equity	$598,476	$570,571	$563,837

Total Assets	$7,976,394	$7,063,056	$7,017,776
Less:
Goodwill	(17,636)	(16,127)	(16,127)
Core deposit Intangibles	(3,172)	—	—
Intangible deferred tax liabilities	287	292	292
Tangible Assets	$7,955,873	$7,047,221	$7,001,941

Tangible Stockholders' Common Equity to Tangible Assets	7.52%	8.10%	8.05%

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1 See the tables entitled “Reconciliation of GAAP Earnings and Core Earnings” and “Reconciliation of GAAP Net Interest Income and Net Interest Margin to Core Net Interest Income and Net Interest Margin.”

Susan K. Cullen

Senior Executive Vice President, Treasurer and Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400